Exhibit 16.1
November 19, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549

Re:           GameTech International, Inc.
File No. 000-23401

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GameTech International, Inc., dated November 15, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ Grant Thornton LLP
Grant Thornton LLP